Exhibit 107

Calculation of Filing Fee Table
Form S-3
BRP Group, Inc.

Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Class A Common Stock, par value $0.01	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to be Paid	Equity	Preferred Stock, par value $0.01	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to be Paid	Other	Warrants	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to be Paid	Other	Units	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to be Paid	Other	Depositary Shares	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to be Paid	Other	Rights	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Fees Previously Paid	--	--	--	--	--	--		--

Carry Forward Securities
Carry Forward Securities	--	--	--	--	--		--	--	--	--
	Total Offering Amounts				$ --	$ --
	Total Fees Previously Paid					$ --
	Total Fee Offsets					$ --
	Net Fee Due					$ --

(1)	An indeterminate aggregate number and amount of the securities of each class is being registered as may from time to time be offered and sold at indeterminate prices hereunder. The proposed maximum aggregate offering price per security and maximum aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with offers and sales of securities registered hereunder and is not specified as to each class of security. The preferred stock, warrants, rights, depositary shares and units may be convertible into or exercisable or exchangeable for our Class A common stock or other securities. Separation consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of securities registered hereunder.

(2)	In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees and will pay the registration fees subsequently on a "pay-as-you-go" basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.